Exhibit 16.1

December 19, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Ispire Technology Inc. under Item 4.01 of its Form 8-K dated December 16, 2024. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Ispire Technology Inc. contained therein.

Very truly yours,

/s/ Marcum LLP
Marcum LLP

Marcum llp / 730 Third Avenue 11th Floor New York, NY 10017 Phone 212.485.5500 / marcumllp.com